                                MERGER AGREEMENT

                                  BY AND AMONG

                           FAMILY GOLF CENTERS, INC.,

                         FAMILY GOLF ACQUISITION, INC.

                                      AND

                         EAGLE QUEST GOLF CENTERS, INC.














                           DATED AS OF APRIL 2, 1998

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                               TABLE OF CONTENTS


ARTICLE I    THE MERGER.......................................................1

    Section 1.1       The Merger..............................................1
    Section 1.2       Closing.................................................1
    Section 1.3       Final Order.............................................2
    Section 1.4       Arrangement Transactions................................2
    Section 1.5       Adjustment of Exchange Ratio............................2
    Section 1.6       Exchange of Securities..................................3
    Section 1.7       Definition of Subsidiary and Affiliate..................5

ARTICLE II   CERTAIN MATTERS RELATING TO EQ...................................6

    Section 2.1       Memorandum and Articles of EQ...........................6
    Section 2.2       Directors and Officers of EQ............................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........6

    Section 3.1       Existence, Good Standing, Corporate Authority...........6
    Section 3.2       Authorization, Validity and Effect of Agreements........6
    Section 3.3       Capitalization..........................................6
    Section 3.4       Parent Reports and Financial Statements.................7
    Section 3.5       No Violation............................................7
    Section 3.6       No Brokers..............................................8
    Section 3.7       Parent Common Stock.....................................8
    Section 3.8       Interim Operations of Merger Sub........................8
    Section 3.9       Absence of Certain Changes..............................8
    Section 3.10      Proxy Statement.........................................8

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF EQ.............................9

    Section 4.1       Existence, Good Standing, Corporate Authority...........9
    Section 4.2       Authorization, Validity and Effect of Agreements........9
    Section 4.3       Capitalization..........................................9
    Section 4.4       Options.................................................9
    Section 4.5       No Violations..........................................10
    Section 4.6       Subsidiaries and Affiliates............................10
    Section 4.7       Financial Statements...................................10
    Section 4.8       Absence of Undisclosed Liabilities.....................12
    Section 4.9       Tangible Personal Property; Sufficiency of Assets......12

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    Section 4.10      Real Property..........................................13
    Section 4.11      Machinery and Equipment................................16
    Section 4.12      Copyrights and Trademarks..............................16
    Section 4.13      Contracts..............................................16
    Section 4.14      Absence of Default.....................................18
    Section 4.15      Insurance..............................................18
    Section 4.16      Third Party Options....................................18
    Section 4.17      Distributions, Satisfactions, Obligations..............19
    Section 4.18      Capital Expenditures...................................20
    Section 4.19      Litigation.............................................20
    Section 4.20      Compliance with Law....................................20
    Section 4.21      Transactions with Affiliates...........................21
    Section 4.22      Prohibited Payments....................................21
    Section 4.23      Tax Matters............................................21
    Section 4.24      Employee Benefit Plans.................................24
    Section 4.25      Executive Employees....................................26
    Section 4.26      Employees..............................................26
    Section 4.27      Environmental Laws.....................................27
    Section 4.28      Bank Accounts, Letters of Credit and Powers of
                      Attorney...............................................28
    Section 4.29      Minute Books; Records..................................28
    Section 4.30      Full Disclosure........................................28
    Section 4.31      Securities Offerings...................................29
    Section 4.32      Brokers or Finders.....................................29
    Section 4.33      Licenses...............................................29
    Section 4.34      Proxy Statement........................................29

ARTICLE V    COVENANTS.......................................................30

    Section 5.1       Alternative Proposals..................................30
    Section 5.2       Interim Operations of EQ...............................31
    Section 5.3       Filings; Other Action..................................32
    Section 5.4       Inspection of Records..................................33
    Section 5.5       Further Action.........................................33
    Section 5.6       Expenses...............................................33
    Section 5.7       Survival of Representations and Warranties of EQ.......34
    Section 5.8       Governmental Approvals.................................34
    Section 5.9       Public Announcements...................................34
    Section 5.10      Stockholders Meeting...................................34
    Section 5.11      Proxy Statement........................................34
    Section 5.12      Blue Sky...............................................35
    Section 5.13      Affiliates.............................................35
    Section 5.14      Options................................................35
    Section 5.15      Termination of Written Employment Agreements...........36

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    Section 5.16      Real Estate and Other Consents.........................36
    Section 5.17      Preparation of Signing Date Balance Sheet..............36
    Section 5.18      Schedules..............................................37
    Section 5.19      Restrictive Legends....................................37
    Section 5.20      Exhibits...............................................37

ARTICLE VI   CONDITIONS......................................................37

    Section 6.1       Conditions to Obligation of Each Part to Effect
                      the Arrangement........................................37
    Section 6.2       Conditions to Obligation of EQ to Effect the
                      Arrangement............................................38
    Section 6.3       Conditions to Obligation of Parent and Merger
                      Sub to Effect the Merger and Arrangement...............38

ARTICLE VII  TERMINATION.....................................................40

    Section 7.1       Termination............................................41
    Section 7.2       Effect of Termination..................................42


ARTICLE VIII INDEMNIFICATION.................................................42

    Section 8.1       Indemnity..............................................42
    Section 8.2       Escrow Shares..........................................42


ARTICLE IX   GENERAL PROVISIONS..............................................42

    Section 9.1       Notices................................................42
    Section 9.2       Assignment, Binding Effect.............................43
    Section 9.3       Entire Agreement.......................................43
    Section 9.4       Amendment..............................................43
    Section 9.5       Governing Law..........................................43
    Section 9.6       Counterparts...........................................44
    Section 9.7       Headings...............................................44
    Section 9.8       Interpretation.........................................44
    Section 9.9       Waivers................................................44
    Section 9.10      Incorporation of Schedules and Exhibits................44
    Section 9.11      Severability...........................................44
    Section 9.12      Enforcement of Agreement...............................44

EXHIBITS

    Exhibit A         Plan of Arrangement

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    Exhibit B         Affiliate Agreement
    Exhibit C         Escrow Agreement
    Exhibit D         Registration Rights Agreement
    Exhibit E         Employment Agreement - Holmstrom
    Exhibit F         Employment Agreement - Stanton
    Exhibit G         Employment Agreement - Garnett
    Exhibit H         Non-Competition Agreement
    Exhibit I         Estoppel Certificate
    Exhibit J         U.S. Tax Matters Agreement

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                                MERGER AGREEMENT


         THIS MERGER AGREEMENT is dated as of April 2, 1998 (the "Agreement") among Family Golf Centers, Inc, a Delaware corporation ("Parent"), Family Golf Acquisition, Inc., a Delaware corporation and the wholly-owned subsidiary of Parent ("Merger Sub"), and Eagle Quest Golf Centers, Inc., a corporation organized under the laws of British Columbia ("EQ").

         WHEREAS, the parties wish to provide for the terms and conditions upon which EQ will be acquired by Merger Sub by means of a merger (the "Merger") by way of arrangement (the "Arrangement") pursuant to section 252 of the Company Act (British Columbia) (the "BCCA");

         WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Sections 368(a)(1)(B) of the Code, as defined herein;

         WHEREAS, it is the intention of the parties to this Agreement that the Merger provided for herein shall qualify as a "pooling of interests" for accounting purposes; and

         NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. As promptly as practicable after the execution of this Agreement, EQ shall apply to the Supreme Court of British Columbia (the "Court") pursuant to section 252 of the BCCA for an interim order (the "Interim Order") in form and substance satisfactory to Parent providing for, among other things, the calling and holding of the Stockholder Meeting (as defined in section 5.10 of this Agreement) for the purpose of considering and, if deemed advisable, approving the Arrangement under section 252 of the BCCA and pursuant to the Plan of Arrangement substantially in the form of Exhibit A hereto (the "Plan of Arrangement"). If the stockholders of EQ approve the Arrangement in accordance with the terms of the Interim Order, thereafter EQ will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court, in form and substance satisfactory to Parent, approving the Arrangement in such fashion as the Court may direct (the "Final Order"). Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 1.2 of this Agreement), the Arrangement shall become effective.

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger and Arrangement (the "Closing") shall take place (a) at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176 at 10:00 a.m. on the later of July 7, 1998 or the first business day after all the conditions set forth in Article VI of

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this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

         Section 1.3 Final Order. On the Closing Date, the parties hereto shall cause a certified copy of the Final Order and Plan of Arrangement to be filed for acceptance by the Registrar appointed under section 320 of the BCCA (the "Registrar of Companies") to give effect to the Merger and Arrangement pursuant to section 252 of the BCCA.

         Section 1.4 Arrangement Transactions. On the Closing Date, by virtue of the Arrangement and pursuant to this Agreement, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:


              (a) The transactions set forth in section 2.1 of the Plan of Arrangement shall occur with the effect that, subject to Section 1.6, each holder of common shares, without par value, of EQ (the "EQ Stock") shall be entitled to receive, for each share of EQ Stock issued and outstanding immediately prior to the Closing Date, (y) that number of validly issued, fully paid and non-assessable shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") equal to the Merger Consideration Shares (as hereinafter defined) minus the Escrow Shares and the Special Escrow Shares (as hereinafter defined), divided by (z) that number of validly issued, fully paid and non-assessable shares of EQ Stock outstanding immediately prior to the Closing Date (such ratio, as adjusted as contemplated pursuant to Section 1.5, being referred to herein as the "Exchange Ratio").

              (b) The transactions set forth in Section 2.1 of the Plan of Arrangement shall occur so that, subject to Section 1.6 and Section 6.3(f) hereof, each holder of the outstanding warrants (collectively, the "Warrants") to purchase EQ Stock shall either exercise such exercisable Warrants prior to the Closing Date pursuant to their original terms, or receive that number of validly issued, fully paid and non-assessable shares of Parent Common Stock set forth opposite such holder's name on Schedule 1.4(b) or, if Parent exercises the option referred to in Section 6.3(f), shall be entitled, pursuant to the terms of such Warrants to receive upon exercise of Warrants not exchanged for Parent Common Stock the number of shares of Parent Common Stock, which such holders would have received if such Warrants had been exercised immediately prior to the Closing.

              (c) The transactions set forth in Section 2.1 of the Plan of Arrangement shall occur so that, subject to Section 1.6 and Section 6.3(f) hereof, each holder of the outstanding options (the "Options"), under the Option Plans (as hereinafter defined) to purchase EQ Stock shall either exercise such exercisable options prior to the Closing Date pursuant to their original terms, or receive that number of validly issued, fully paid and non-assessable shares of Parent Common Stock set forth opposite such holder's name on Schedule 1.4(c).

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         Section 1.5 Adjustment of Exchange Ratio. In the event that, subsequent to and including the date of this Agreement but prior to the Closing Date, the outstanding shares of Parent Common Stock or EQ Stock, respectively, shall have been changed into a different number of shares or interests or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, consolidation, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

         Section 1.6 Exchange of Securities.

              (a) Prior to the Closing Date, Parent and Merger Sub shall enter into an Exchange Agency Agreement and deposit 1,152,860 shares, subject to reduction in accordance with the next sentence, of Parent Common Stock with Continental Stock Transfer & Trust Company (the "Exchange Agent") to be issued pursuant to the Arrangement. The 1,152,860 shares of Parent Common Stock shall be reduced to recognize certain EQ obligations which must be settled concurrently with the Closing by a number of shares equal to the sum of:

         (i) the quotient of (y) the sum of (A) the fees and expenses of BancAmerica Robertson Stephens to be paid by EQ or its Subsidiaries in connection with the transactions contemplated hereby (the "RS Expenses") and (B) the fees and expenses (other than the RS Expenses) incurred by EQ, in excess of $150,000 in United States Dollars ("USD"), and paid or payable to the third parties (including all fees and expenses of KPMG (as defined) pursuant to Section 5.17) in connection with the transactions contemplated hereby, including, without limitation, costs and expenses of or relating to the preparation, printing and filing of the Proxy Statement (as hereinafter defined), furnishing (including costs of shipping and mailing) such copies of the Proxy Statement to its stockholders, any filings required to be made by EQ and the fees and disbursements of counsel and accountants to EQ, divided by (z) $35.00 USD;

         (ii) the quotient of amounts paid or payable to employees or consultants for severance, termination, or in respect of a change of control, or similar provision with written employment or consulting agreements as a result of the transactions contemplated hereby divided by $35.00 USD;

         (iii) the quotient of $100,000 USD divided by $35.00 USD in respect of the proposed equity investment by Catterton Simon Partners in EQ (the "Catterton Transaction");

         (iv)   the number of shares of Parent Common Stock issued pursuant to
                Section 1.4(b) in exchange for Warrants;

         (v) if Parent exercises the option referred to Section 6.3(f), in addition to shares of Parent Common Stock referred to in the immediately preceding paragraph as to exchanged Warrants, the number of shares of Parent Common Stock with respect to the Adjusted Warrants (as defined in Section 6.3(f)) which may be deducted from the

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                Merger Consideration pursuant to Section 6.3(f) (other than those Warrants held by Scotty's Park Lane Limited Partnership);

         (vi) the quotient of the Excess Liabilities (as defined in Section 5.17) divided by $35.00 USD;

         (vii) in the event that there are any shares of EQ Stock, options, warrants or any other security of EQ or any of its Subsidiaries which EQ or any of its Subsidiaries is obligated to purchase, or which the holder has the right to "put" to EQ or any of its Subsidiaries ("Putable Securities"), the number of shares of Parent Common Stock issued in satisfaction of such obligations: and

         (viii) the number of shares of Parent Common Stock issued pursuant to
                Section 1.4(c) in exchange for the Options.

Notwithstanding anything to the contrary herein, no reduction shall be made with respect to any items set forth in (iii) above, if and to the extent such amounts have been accrued as liabilities on the Signing Date Balance Sheet (as hereinafter defined). The shares of Parent Common Stock to be deposited, as so reduced in accordance with the preceding sentence, are referred to as the "Merger Consideration Shares." An amount of the Merger Consideration Shares equal to the sum of (i) 5% thereof, (ii) any amount required to be escrowed pursuant to Section 5.17 hereof, and (iii) an amount equal to the quotient of $150,000 USD divided by $35.00 (collectively, the "Escrow Shares") shall be deposited with Continental Stock Transfer and Trust Company (the "Escrow Agent"), to be held and dealt with as provided in the Escrow Agreement among the parties hereto and the Escrow Agent referred to in Section 6.1 hereof (the "Escrow Agreement"), provided that in no event shall the Escrow Shares exceed 10% of the Merger Consideration. The Escrow Shares shall either be deducted pro rata from the shares of Parent Common Stock payable to all stockholders of EQ or, if it would not cause the condition set forth in Section 6.3(c) to not be satisfied, shall come from the shares of Parent Common Stock payable to officers of EQ who agree in writing to have their shares constitute the Escrow Shares. All shares issued pursuant to this Section 1.6 shall bear a restrictive legend as set forth in Section 5.19.

              (b) As soon as reasonably practicable after the Closing Date in accordance with section 4 of the Plan of Arrangement, Parent shall cause the Exchange Agent to mail to each holder of record of EQ Stock immediately prior to the Closing Date who, pursuant to the Arrangement, is entitled to receive Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates which formerly represented EQ Stock shall pass only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent, in consultation with EQ, may reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which represent EQ Stock into certificates representing Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement. Upon surrender of a certificate which represented EQ Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor certificates representing

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that whole number of shares of Parent Common Stock equal to that number of shares of EQ Stock formerly held by such holder multiplied by the Exchange Ratio then in effect. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the former holders of EQ Stock, nor will any amounts be paid in respect of any such unpaid dividends and distributions.

              (c) Solely for the purpose of administrative convenience, no certificate representing fractional Parent Common Stock shall be issued upon surrender for exchange of certificates formerly representing EQ Stock, and such fractional share interests shall not entitle the owner thereof to any rights as a security holder of Parent. All holders entitled to receive a fractional share of Parent Common Stock shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying such fraction times $35.00 USD.

              (d) Notwithstanding anything in this Agreement to the contrary, shares of EQ Stock outstanding immediately prior to the Closing Date and held by a holder who has not voted in favor of the Arrangement or consented thereto in writing and who has exercised the rights of dissent referred to in Section
3.1 of the Plan of Arrangement in respect of such shares in accordance therewith ("Dissenting Shares"), shall not entitle the holder thereof to receive the Merger Consideration as provided herein, unless such holder fails to perfect or withdraws or otherwise loses his right of dissent. If, after the Closing Date, such holder fails to perfect or withdraws or otherwise loses his right of dissent, such shares shall be treated as if they had been entitled, as of the Closing Date, to receive the Merger Consideration, without interest thereon. EQ shall give Parent prompt notice of any demands or notices of dissent received by it as to EQ Stock, and, prior to the Closing Date, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Closing Date, EQ shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

              (e) From and after the Closing Date, the stock transfer books of EQ shall be closed and no transfer of shares of EQ Stock shall thereafter be made other than pursuant to the Plan of Arrangement. If after the Closing Date, certificates representing such shares are presented to Parent or to the Exchange Agent, they shall be exchanged for Parent Common Stock together with any cash in lieu of fractional shares as provided herein and in the Plan of Arrangement.

              (f) All shares of Parent Common Stock issued in accordance with the terms hereof, together with any cash paid in accordance with subsection (c) above, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such EQ Stock.

              (g) In addition, at the Closing, each holder of Warrants shall have the right, upon delivery of their Warrants in exchange therefor, to receive the number of shares of Parent Common Stock set forth opposite such holder's name on Schedule 1.4(c) (as appropriately adjusted for stock dividends, stock splits and similar events).

         Section 1.7 Definition of Subsidiary and Affiliate. As used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or

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unincorporated, of which such party or any other Subsidiary of such party is a general partner or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries (ii) an "Affiliate" of any party means any individual, corporation or other organization, whether incorporated or unincorporated, which directly or indirectly controls, or is controlled by, or is under common control with, such party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any corporation or other organization, whether incorporated or unincorporated, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE II

                          CERTAIN MATTERS RELATING TO
                                       EQ

         Section 2.1 Memorandum and Articles of EQ. The Memorandum and Articles of EQ, as in effect at the Closing Date, shall be the Memorandum and Articles of EQ until thereafter amended as provided by law.

         Section 2.2 Directors and Officers of EQ. The directors and officers of EQ immediately after the Closing Date shall be the persons designated by Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to EQ as of the date hereof and at the Closing Date as follows:

         Section 3.1 Existence, Good Standing, Corporate Authority. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. Each of Parent and Merger Sub is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent and Merger Sub have all requisite corporate power and authority to own, operate and lease their respective properties.

         Section 3.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all

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agreements and documents to be executed and delivered in connection herewith
(the "Ancillary Agreements"), including the Escrow Agreement. The execution and delivery of this Agreement (and the agreements contemplated hereby to be executed by Parent or Merger Sub) and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered in connection herewith by Parent or Merger Sub (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

         Section 3.3 Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $.10 per share (the "Parent Preferred Stock"). As of April 1, 1998, there were 12,997,846 shares of Parent Common Stock and no shares of Parent Preferred Stock, issued and outstanding. Except as set forth on Schedule 3.3, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Parent on any matter. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         Section 3.4 Parent Reports and Financial Statements. Parent has heretofore made available to EQ true and complete copies of (i) the Annual Report of Parent on Form 10-K for the fiscal years ended December 31, 1996 and 1997; (ii) the Quarterly Reports of Parent on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and (iii) the Proxy Statement, relating to the 1997 Annual Meeting of Shareholders of Parent; (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements and, together with certain Current Reports on Form 8-K filed by Parent, constituted all filings required during the relevant time periods under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under each such Act, and none of the Parent Commission Filings and no representation or warranty by Parent or Merger Sub in this Agreement contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements of Parent included in the Parent Commission Filings were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis.

         Section 3.5 No Violation. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation, as amended, or the Bylaws of Parent or any of its Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any

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payment or other material obligations pursuant to, or accelerate vesting under, the 1994, 1996 or 1997 Parent Stock Option Plan, or any grant or award made under the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries which would have a Parent Material Adverse Effect; or (e) other than the filings provided for in Sections 1.1 and 1.3, the filings of reports on Form 20 under certain Canadian provincial securities laws, filings required under the Exchange Act, the Securities Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules of the National Association of Securities Dealers, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, of or filing or registration with, any domestic governmental or regulatory authority, which the failure to obtain or make would have a Parent Material Adverse Effect.

         Section 3.6 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of EQ or Parent to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except for such fees or commissions which will be borne by Parent.

         Section 3.7 Parent Common Stock. The issuance and delivery by Parent of shares of Parent Common Stock in connection with the Arrangement and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Arrangement and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights of any sort.

         Section 3.8 Interim Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Closing Date will have engaged in no other business activities, will have no Subsidiaries, and will have conducted its operations only as contemplated hereby.

         Section 3.9 Absence of Certain Changes. Except as otherwise disclosed in the Parent Commission Filings, since December 31, 1996 there has not been any Parent Material Adverse Effect.

         Section 3.10 Proxy Statement. The information supplied or to be supplied by Parent and any Subsidiary thereof for inclusion in the Proxy Statement (as hereinafter defined), including any amendments and supplements thereto, will not either at the date mailed to EQ's stockholders or at the time of the Stockholder Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF EQ

         EQ represents and warrants to Parent and Merger Sub as of the date hereof and at the Closing Date as follows:

         Section 4.1 Existence, Good Standing, Corporate Authority. EQ and each of its Subsidiaries are corporations or partnerships duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. EQ and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States or province or territory of Canada in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of EQ and its Subsidiaries taken as a whole (a "EQ Material Adverse Effect"). EQ and each of its Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties.

         Section 4.2 Authorization, Validity and Effect of Agreements. EQ has the requisite corporate power and authority to execute and deliver this Agreement and all the Ancillary Agreements. The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by EQ of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of EQ, enforceable against EQ in accordance with their respective terms.

         Section 4.3 Capitalization. The authorized capital stock of EQ consists of 101,000,000 shares divided into 1,000,000 Class A preferred shares, without par value per share, of which none are issued and outstanding, and 100,000,000 shares of EQ Stock. As of April 2, 1998, there were 28,610,054 shares of EQ Stock issued and outstanding and, except for the addition of any shares of EQ Stock issued upon the exercise of Warrants or options outstanding as of April 2, 1998, or the

Musqueam conversion right described in Schedule 4.4(c) or any other shares issuable upon exercise or conversion of any other outstanding options or warrants as described in Schedule 4.4(c), there will be no additional shares outstanding as of the Closing. Except as set forth on Schedule 4.3, EQ has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of EQ on any matter. All issued and outstanding shares of EQ Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         Section 4.4 Options. Except as set forth on Schedule 4.4 hereto, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from EQ, or any of its Subsidiaries, at any time, or upon the happening of any stated event, any securities, partnership interests, membership interests or other equity interests of such entity, whether or not presently issued or outstanding, nor are there any outstanding securities, partnership interests, membership interests or other equity interests of any such entity, or any other entity which are convertible into or exercisable or exchangeable for shares or other securities, partnership interests, membership interests or other equity interests of EQ, or any of its Subsidiaries, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from EQ, or any of its Subsidiaries, or any other entity any securities so convertible or exercisable or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of or with respect to such interests, nor are there any outstanding Putable Securities.

         Section 4.5 No Violation. Except as set forth on Schedule 4.5 hereto, neither the execution and delivery by EQ of this Agreement, nor the consummation by EQ of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation, Bylaws or similar organizational documents of EQ or any of its Subsidiaries; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of EQ or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which EQ or any of its Subsidiaries is a party, or by which EQ or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a EQ Material Adverse Effect; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to EQ or any of its Subsidiaries which would have a EQ Material Adverse Effect; or (d) other than the filings provided for in Sections 1.1 and 1.3, and applicable Regulatory Filings, require any material consent, approval or authorization of, or declaration, of or filing or registration with, any governmental or regulatory authority, the failure to obtain or make would have a EQ Material Adverse Effect.

         Section 4.6 Subsidiaries and Affiliates. Except as set forth on
Schedule 4.6 hereto, neither EQ, nor any of its Subsidiaries owns, directly or indirectly any interest in any other entity.

         Section 4.7 Financial Statements.

              (a) Attached hereto as Schedule 4.7 are true and complete copies of the following consolidated financial statements of EQ and each of its
Subsidiaries:

                   (i) audited consolidated balance sheets as of December 31, 1997 and 1996, each certified by independent certified public accountants or chartered accountants, as applicable, and unaudited consolidated balance sheets of EQ and its Subsidiaries as of February 28, 1998 (the "Balance Sheet Date"), all prepared by management of EQ (an unaudited consolidated balance sheet as of the Balance Sheet Date, a "Company Balance Sheet") in accordance with U.S. GAAP consistently applied; and

                   (ii) audited consolidated statements of income, retained earnings, cash flows and changes in shareholder's equity for the fiscal years ended 1997 and 1996, each certified by independent certified public accountants or chartered accountants, as applicable, and unaudited consolidated statements of income, retained earnings, cash flows and changes in shareholder's equity for the periods ended February 28, 1998, all prepared by management of EQ in accordance with U.S. GAAP.

              (b) Pursuant to Section 5.17, a consolidated balance sheet of EQ will be prepared as of the date of this Agreement (the "Signing Date Balance Sheet"), and, in addition, EQ will furnish on or prior to the Closing Date, quarterly consolidated financial statements of income, retained earnings, cash flows and changes in shareholders' equity for the quarters ended March 31, 1997, June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998,
all prepared by the management of EQ and reviewed by KPMG in accordance with U.S. GAAP.

              (c) The foregoing financial statements were, or, in the case of the Signing Date Balance Sheet, will be, prepared in accordance with U.S. GAAP applied on a basis consistent with that of preceding audited accounting periods. Such financial statements are, or, in the case of the Signing Date Balance Sheet, will be, correct and complete in all material respects and are in accordance with the books and records of the applicable entity. As of the date hereof, all the accounts, books, ledgers and financial and other records of whatever kind of each such entity have been properly and accurately kept and are correct and complete in all material respects and there are no inaccuracies or discrepancies contained or reflected therein. The financial statements fairly present in all material respects the consolidated financial position of EQ and its Subsidiaries of the dates thereof and the consolidated results of operations, cash flows and changes in shareholder's equity of EQ for each of the periods then ended in conformity with U.S. GAAP. The Signing Date Balance Sheet will fairly present the consolidated financial position of EQ and the Subsidiaries as of the date thereof in conformity with U.S. GAAP.

              (d) The prepaid insurance, expenses and taxes as set forth on each Company Balance Sheet and the Signing Date Balance Sheet, or arising since the date thereof, represent amounts of a benefit to future periods.

              (e) Each Company Balance Sheet, the Signing Date Balance Sheet and the notes thereto, correctly and completely set forth all liabilities of such entity as of the date thereof (i) pursuant to all Plans and Government Sponsored or Mandated Plans, as such terms are defined below, including all unfunded past service costs, (ii) pursuant to all bonus, incentive, compensation, insurance, deferred compensation, severance and other fringe benefit plans, contracts, agreements, arrangements and programs of any type coverage or form, including, without limitation, where applicable, any employee welfare benefit program as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (iii) for vacation pay and compensatory time.

         Section 4.8 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 4.8 hereto, there are no liabilities or obligations (whether absolute, accrued, contingent or otherwise) with respect to either EQ or any of its Subsidiaries, except (i) liabilities, obligations or contingencies which are accrued or reserved against in the Company Balance Sheets and the Signing Date Balance Sheet, and (ii) normally recurring liabilities incurred after the Balance Sheet Date in the ordinary course of the operations of the business and consistent with past practice.

         Section 4.9 Tangible Personal Property; Sufficiency of Assets.

              (a) Except as disclosed on Schedule 4.9 hereto, each of EQ and each of its Subsidiaries has good and valid title to all tangible personal property which it owns or uses in the operations of its business, including all such tangible personal property reflected in its Company Balance Sheet as owned by such entity, except (x) for personal property leased (exclusive of capitalized leases) by such Company pursuant to a written agreement identified on Schedule 4.9 and (y) for such tangible personal property disposed of to third parties since the date of the Balance Sheet Date in the ordinary course of business and consistent with past practices in each case free and clear of all liens, charges, assessments, claims or encumbrances of any kind whatsoever ("Liens"), except (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like Liens securing obligations that are not delinquent, (ii) Liens for taxes and other governmental charges which are not due and payable or which may be paid without penalty, (iii) purchase money liens securing the purchase price of the related personal property listed as purchase money liens on Schedule 4.9; and (iv) other Liens, if any, set forth in Schedule 4.9. Except as set forth in Schedule 4.9, all of the tangible personal property owned or used in the operation of the business of the Companies is in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

              (b) Neither EQ nor its Subsidiaries own or lease any video, amusement or arcade games. All of the inventory of each of EQ and its Subsidiaries consists of a quality and quantity reasonably usable and saleable in the ordinary course of business consistent with past practices, subject to normal and customary allowances for spoilage, damage and outdated items reflected on the books and records of each Company. All items included in the inventory of each of EQ and its Subsidiaries are the property of such entity, free and clear of all Liens, are not held by such entity on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by law.

              (c) Except as set forth on Schedule 4.9, the tangible personal property of each of EQ and its Subsidiaries which is currently owned or leased by it is, in the aggregate, all of the tangible personal property used to conduct such business in the manner in which such business was conducted during the 12 month period ended February 28, 1998 and since such time, except for additions thereto and deletions therefrom in the ordinary course of business and consistent with past practice which could not reasonably be expected to have a EQ Material Adverse Effect.

         Section 4.10 Real Property.

              (a) Schedule 4.10 sets forth a list of all real property owned in fee by each of EQ and its Subsidiaries (individually, an "Owned Property" and, collectively, the "Owned Properties"). Except as set forth in Schedule 4.10, each of EQ and its Subsidiaries has good and marketable fee title to its Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all Liens, except for (i) Liens for taxes and other governmental charges, assessments or fees which are not yet due and payable and (ii) imperfections of title which, individually or in the aggregate , do not materially detract from the market value of or materially interfere with the present use or occupation of any Owned Properties ("Permitted Liens"). There are no condemnations or eminent domain (which term, as used herein, shall include all compulsory acquisitions or taking by governmental entities) proceedings pending or threatened against any Owned Property or any material portion thereof. To the best of EQ's knowledge, none of the Owned Properties nor the use thereof contravene any applicable zoning or building bylaw, covenant, registered or unregistered restriction, land use contract, law, ordinance or regulation (whether relating to fire, safety, the environment, building standards, health standards or otherwise) of any governmental authority, all of which permit the present use and occupation of the Owned Properties. None of EQ nor its Subsidiaries has received or has knowledge of any notice or request from any governmental authority, insurance company or board of fire underwriters requesting the performance of any work or alteration in respect of any of the Owned Properties. There are no material or structural defects relating to any improvements on any of the Owned Properties. EQ has delivered to Parent complete and accurate copies of all title insurance policies and surveys for the Owned Real Property located in the United States.

              (b) Schedule 4.10 lists all real property (including all land and buildings) which is leased by each of EQ and its Subsidiaries as lessee or sublessee (the "Leased Real Estate"). EQ has delivered or caused to be delivered to Parent complete and accurate copies of all written leases and subleases (including all amendments, extensions and modifications thereof together with particulars of any unwritten lease or sublease) which are listed in Schedule 4.10. None of EQ nor its Subsidiaries has received notice of or has knowledge of any condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. To the best of EQ's knowledge, none of the Leased Real Estate nor the use thereof contravene any applicable zoning or building bylaw, covenant, registered or unregistered restriction, land use contract, law, ordinance or regulation (whether relating to fire, safety, the environment, building standards, health standards or otherwise) of any governmental authority, all of which permit the present use and occupation of the Leased Real Estate. None of EQ nor its Subsidiaries has received or has knowledge of any notice or request from any governmental authority, insurance company or board of fire underwriters requesting the performance of any work or alteration in respect of any of the Leased Real Estate. There are no material or structural defects relating to any Leased Real Estate. Except as set forth in Schedule 4.10:

                   (i) each of the leases or subleases relating to the Leased Real Estate (each, a "Lease" and collectively, the "Leases") is in full force and effect and valid and binding on the lessor or sublessor and enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies), and all consents required under any Lease in connection with this Agreement and the consummation of the transactions contemplated hereby have been obtained;

                   (ii) no amount payable under any Lease is past due;

                   (iii) each of EQ and its Subsidiaries is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to any Lease to comply in all material respects with all of its commitments and obligations;

                   (iv) none of EQ nor its Subsidiaries has received any notice
(A) of a default (which has not been cured), offset or counterclaim under any Lease, or any other communication calling upon such entity to comply with any provision of any Lease or asserting noncompliance, or asserting such entity has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of such entity or any other party thereto, or (B) of any action, complaint, claim, prosecution, indictment, suit, arbitration, investigation or proceeding (an "Action") by or before any governmental entity against any party under any Lease which if adversely determined could result in such Lease being terminated or modified in a manner adverse to such entity;

                   (v) none of EQ nor its Subsidiaries has assigned, mortgaged, pledged or otherwise encumbered its interest, under any Lease; and

                   (vi) none of EQ nor its Subsidiaries has exercised, or failed to exercise within the time prescribed in each Lease, any option provided therein to extend or renew the term thereof.

              (c) The Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the real property used to conduct the business of EQ and its Subsidiaries in the manner in which such business was conducted during the 12 month period ended February 28, 1998 and since such time. Except as set forth on Schedule 4.10, no consent is required of any party to any of the Leases by virtue of this Agreement, and the consummation of the transactions contemplated hereby will not result in the termination of any Lease or a material alteration of the terms of any Lease. Except as set forth on Schedule 4.10, none of the Leased Real Estate is owned, in whole or in part, by any director, officer, stockholder, partner or member of EQ or any of its Subsidiaries, by any affiliate of any affiliate of EQ or any of its Subsidiaries, or by any entity created for the benefit of any family member(s) of any of the foregoing persons.

              (d) No portion of the Owned Property or Leased Real Estate is subject to any pending condemnation proceeding or any proceeding by any governmental authority that is materially adverse to the Owned Property or Leased Real Estate and no such condemnation or other proceeding is threatened or contemplated.

              (e) Except as set forth on Schedule 4.10, the structures, improvements and fixtures at or upon the Owned Property and Leased Real Estate, including, but not limited to, roofs and structural elements thereof and the mechanical, electrical, plumbing, heating, ventilation, air conditioning and similar units and systems, have to date been reasonably maintained and are in good operating condition for their intended use subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business with respect to similar properties of like age and construction.

              (f) All facilities located on the Owned Property and the Leased Real Estate are supplied with utilities and other services necessary for the operation of such facilities as presently operated, and all of such services are adequate to conduct that portion of the businesses as presently is conducted at each of such facilities.

              (g) Except as set forth on Schedule 4.10, none of the Owned Property or Leased Real Estate is located in either a special service district or an area for which federal or other flood risk insurance is necessary.

              (h) There is no water diffusion or other intrusion into any buildings, structures or other improvements located on the Owned Property or the Leased Real Estate which would impair the market value or use thereof in connection with the conduct of the businesses conducted thereon.

              (i) Except as set forth on Schedule 4.10, no notice of any increase in the assessed valuation of the Owned Property or Leased Real Estate and no notice of any contemplated special assessment has been received by EQ or any of its Subsidiaries and, to the best knowledge of EQ, there is no threatened special assessment pertaining to any of the Owned Property or Leased Real Estate.

              (j) Except as set forth on Schedule 4.10, there are no contracts or agreements to which EQ or any of its Subsidiaries is a party or which were effectuated by EQ or any of its

Subsidiaries or by which any of the Owned Property or Leased Real Estate is bound, granting to others the right of use or occupancy of any portion of the Owned Property or Leased Real Estate.

              (k) Except as set forth on Schedule 4.10, the zoning or special use permit applicable to each tract of the Owned Property and Leased Real Estate permits the presently existing improvements and the continuation of the businesses presently being conducted on the Owned Property and the Leased Real Estate as a conforming use. The existing use of each tract of the Owned Property and the Leased Real Estate is not dependent on the use or availability of any other tract and no material or unusual restrictions exist in the right to remodel, rebuild or replace any improvements located on the Owned Property or Leased Real Estate, or to continue the operation of the respective businesses thereon. Neither EQ nor any of its Subsidiaries is aware of or has reasonable grounds to believe that there are any pending changes in laws, regulations, statutes or the like (including zoning) that will render any part of the businesses conducted on Owned Property or Leased Real Estate as presently conducted illegal or uneconomical. Neither EQ nor any of its Subsidiaries is aware of or has reasonable grounds to believe that there is any plan, study or effort by any governmental authority or of any nongovernmental person or entity that in any way would have a EQ Material Adverse Effect.

              (l) There is no building, structure or other improvement located on any land adjoining any of the Owned Properties or the Leased Real Estate which encroaches upon any of the Owned Property or the Leased Real Estate and there is no building, structure or other improvement located on any of the Owned Property or the Leased Real Estate which encroaches on any land adjoining any of the Owned Property or the Leased Real Estate.

         Section 4.11 Machinery and Equipment. EQ has previously furnished to Parent and Merger Sub a correct and complete list of each item of machinery and equipment owned by of EQ and its Subsidiaries having a value in excess of $25,000 USD. All such items are in good operating condition and repair, subject to normal wear and use, and are usable in the ordinary course of business conducted by EQ and its Subsidiaries. The serial numbers of such machinery and equipment consisting of motor vehicles, boats, engines, manufactured or mobile homes, trailers and aircraft are set forth on Schedule 4.11.

         Section 4.12 Copyrights and Trademarks. EQ has previously furnished to Parent and Merger Sub a correct and complete list of all registered trademarks, trade names, service marks, patents and copyrights which EQ or its Subsidiaries owns or utilizes and all applications pending therefor, if any. As of the date hereof, there are no pending, and no threatened, interference or opposition actions or proceedings with respect to any such trademarks, trade names, service marks, patents or copyrights, and the use of any such trademarks, trade names, service marks, patents and copyrights does not infringe upon or conflict with, any trademark, trade name, patent, copyright, or other proprietary right of any other person. As of the date hereof, no notice has been received of any claim of any such infringement upon, or conflict with, any trademark, trade name, patent, copyright or other proprietary right of any person. EQ has heretofore delivered to Parent and Merger Sub true, correct and complete copies of all such documents.

         Section 4.13 Contracts. Schedule 4.13 lists each and every:

                   (i) contract or commitment to which any of EQ and its Subsidiaries is a party not made in the ordinary course of business or continuing over a period of more than six months from the date hereof or exceeding $25,000 in USD in value, other than contracts and commitments listed in any other Schedule hereto;

                   (ii) contract with or commitment to employees, advisors, consultants;

                   (iii) debt instrument, including, without limitation, any loan agreements, promissory notes, security agreements or other evidences of indebtedness, where any of EQ or its Subsidiaries is a lender or borrower, in a principal amount in excess of $25,000 USD;

                   (iv) contract, commitment or arrangement restricting any of EQ or its Subsidiaries , or any of their respective employees from engaging in business or from competing in any line of business with any other parties;

                   (v) contract, agreement or arrangement to which EQ or its Subsidiaries is a party (whether as an original party or an assignee or successor) for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person or entity;

                   (vi) contract or commitment to which EQ or its Subsidiaries is a party (whether as an original party or an assignee or successor) for any charitable or political contribution;

                   (vii) loan agreement, security agreement, note, debenture, or other contract or commitment (except for this Agreement) limiting or restraining EQ or its Subsidiaries from declaring, setting aside, authorizing or making payment of any dividend or any distribution, whether in cash or property;

                   (viii) joint venture or partnership agreement to which EQ or its Subsidiaries is, directly or indirectly, a party (whether as an original party or as an assignee or successor);

                   (ix) agreement or agreements to which EQ or its Subsidiaries is a party (whether as an original party or as an assignee or successor) with respect to any assignment, discounting or reduction of any receivables, other than normal trade discounts, of EQ or its Subsidiaries ;

                   (x) distributorship, sales agency, sales representative or marketing agreement;

                   (xi) any license pursuant to which EQ or its Subsidiaries has any liability or obligation or is receiving or will become entitled to receive any benefits in excess of $25,000 USD in value, and any permit pursuant to which such entity currently operates its business;

                   (xii) existing agreements, options, commitments or rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of EQ or its Subsidiaries, except for those contracts for the sale of inventory entered into in the ordinary course of business; and

                   (xiii) existing agreements, options, commitments or rights ("Acquisition Contracts") to acquire any assets or properties, real, personal or mixed, or any interest therein, except for those relating to the acquisition of inventory in the ordinary course of business, and letters of intent, agreements-in-principal and heads of agreement ("Letters of Intent") with respect to any of the foregoing.

         EQ has heretofore delivered to Parent and Merger Sub true, correct and complete copies of all documents described in Schedule 4.13.

         Section 4.14 Absence of Default. Except as set forth in Schedule 4.14 hereto, each of EQ and its Subsidiaries has complied with and performed all of its respective obligations required to be performed under all material contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and is not in default in any material respect under any contract, agreement, loan, lease, undertaking, commitment or other obligation; and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. EQ, after due inquiry of each Subsidiary, has no knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any material contract, agreement or lease to which EQ or its Subsidiaries is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default by such party thereunder. In addition, except as disclosed in Schedule 4.14, EQ, after due inquiry of each Subsidiary, has no knowledge of any facts or circumstances which make a default by any party to any material contract or obligation likely to occur subsequent to the date hereof. EQ has not received any notice that a party to any Letter of Intent intends not to enter into a definitive agreement.

         Section 4.15 Insurance. Each of EQ and its Subsidiaries maintains insurance coverages on its structures, facilities, fixtures, machinery, equipment, motor vehicles, inventory and other properties and assets and with respect to its employees and operations, covering risks which are prudently insured against by similar businesses. EQ has previously furnished to Parent and Merger Sub a correct and complete description of all such policies or binders of insurance held by or on behalf of EQ and its Subsidiaries or any of its or their properties or assets (specifying the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number, the premium and any agent or broker). Except as may otherwise have been disclosed to Parent and Merger Sub in writing (i) no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by either EQ or its Subsidiaries from January 1, 1998 to the date hereof, and (ii) EQ, after due inquiry of each Subsidiary has no knowledge of any state of facts or the occurrence of any event which reasonably might form the basis of any claim against or relating to its or their businesses or operations or any of their assets or properties which are covered by any of such policies or binders which might substantially increase the insurance premiums payable under any such policy or binder. EQ has previously furnished to Parent and Merger Sub a correct and complete description of all outstanding performance bonds which have been delivered to any person in connection with the business and operations of each of EQ and its Subsidiaries .

         Section 4.16 Third Party Options. Except as set forth pursuant to
Section 4.13(xiii) hereof, there are no existing agreements, options, commitments or rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of EQ or its Subsidiaries, except for those contracts entered into by any of them in the ordinary course of business.

         Section 4.17 Distributions, Satisfactions, Obligations. Except as disclosed in Schedule 4.17 hereto, since the Balance Sheet Date, none of EQ nor its Subsidiaries has:

                   (i) issued any stock, bonds, partnership or membership interests or other securities or equity interests;

                   (ii) incurred any obligations or liabilities for money borrowed;

                   (iii) incurred any material obligations or liabilities, absolute or contingent;

                   (iv) discharged or satisfied any lien, encumbrance or obligation, or paid any material liabilities, absolute or contingent, other than in the ordinary course of the operation of the business;

                   (v) declared or made any dividend payment or distribution to any stockholder, partner or member of any of EQ or its Subsidiaries ;

                   (vi) purchased or redeemed any shares of the capital stock or other equity interests of EQ or its Subsidiaries ;

                   (vii) mortgaged or pledged or subjected to lien, charge or other encumbrance, any of its material assets, tangible or intangible;

                   (viii) sold, transferred or disposed of any of its assets except assets used or consumed in the ordinary course of business and obsolete equipment and equipment which has been replaced in the ordinary course of business;

                   (ix) suffered any material adverse change, material damage, disruption of business or losses, whether covered by insurance or not, or waived any rights of substantial value;

                   (x) increased compensation payable to or to become payable by such entity to any of its employees whose salary (inclusive of bonus) is expected to exceed $50,000 USD in

1998, except for increases in the ordinary course of business to an employee on the anniversary date of his employment, or upon his annual award date, which do not exceed 10% of the base salary of such employee; or

                   (xi) operated its business in any way other than in the ordinary course.

         Section 4.18 Capital Expenditures. Except as set forth in Schedule
4.18 hereto since January 1, 1998, none of EQ nor its Subsidiaries has made or budgeted for any capital expenditures or commitments, whether or not contracted for, in an aggregate amount exceeding $10,000 USD.

         Section 4.19 Litigation. Except as set forth in Schedule 4.19 hereto, as of the date hereof, there are no actions, suits, labor disputes or arbitrations, legal or administrative proceedings or investigations pending against EQ or its Subsidiaries and no actions, suits, labor disputes or arbitrations, legal or administrative proceedings or investigations are contemplated or threatened against EQ or its Subsidiaries or any of its or their assets, properties or businesses, nor is any basis known by EQ, after due inquiry of each Subsidiary, to exist for any such action or for any governmental investigation relating to any of EQ or its Subsidiaries or its or their properties or businesses. Neither EQ nor its Subsidiaries nor their assets, properties or business, are subject to any judgment, order, writ, injunction or decree of any court, governmental agency, administrative tribunal or arbitration tribunal.

         Section 4.20 Compliance with Law.

              (a) Each of EQ and its Subsidiaries:

                   (i) has complied with each, and is not in violation of any, law, ordinance or governmental rule or regulation to which it or its business is subject, and

                   (ii) has not failed to obtain any license, permit, certificate or other governmental authorization or inspection necessary to the ownership or use of its assets and properties or to the conduct of its business, which, in the event of any noncompliance, violation or failure to obtain, as the case may be, would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

              (b) Except as set forth in Schedule 4.20 hereto, none of EQ nor its Subsidiaries has, since (i) in the case of EQ, its date of incorporation, and (ii) in the case of any Subsidiary, the date of its acquisition or formation by EQ, received any claim or notice of any violation, of any building, zoning, fire, health or employment laws (including, without limitation, workers compensation legislation or human rights legislation), ordinances, rules or regulations relating to the properties, premises, business or employees of such entity, which in the event of any non-compliance or violation would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such entity.

              (c) None of EQ nor its Subsidiaries has, nor has any director, officer, agent or employee of any such entity: (i) made or agreed to make any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or Canada, any state or province thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person or entity, to candidates for public office whether federal, state, local or foreign, where such contributions were or would be violative of applicable law; or (iv) violated the U.S. Federal Corrupt Practices Act of 1977, as amended.

         Section 4.21 Transactions with Affiliates. None of EQ nor its Subsidiaries nor any current director or officer thereof controls or during the last three years has controlled, directly or indirectly, any business, corporate or otherwise, which is or was a party to any agreement, business arrangement or course of dealing with any of EQ or its Subsidiaries or any property or asset which was the subject of any agreement, business arrangement or course of dealing with any of EQ or its Subsidiaries .

         Section 4.22 Prohibited Payments. Neither EQ nor its Subsidiaries, nor any of their respective officers, directors, employees, agents or affiliates has offered, paid, or agreed to pay to any person or entity, including any governmental official, or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of obtaining or maintaining business for any such entity or otherwise affecting the business, operations, prospects, properties, or condition (financial or otherwise) of any such entity and which is or was in violation of any ordinance, regulation or law, or not properly and correctly recorded or disclosed on the books and records of such entity. None of EQ nor its Subsidiaries has engaged in any transaction, maintained any bank account or used any other funds except for transactions, bank accounts and funds which have been and are properly and correctly reflected in the normally maintained books and records of such entity.

         Section 4.23 Canadian Tax Matters.

              (a) Except as set forth in Schedule 4.23 as of the time of filing, all tax returns, elections, filings and designations of EQ or any of its Subsidiaries required by law to be filed under Canadian federal, provincial, municipal or local laws or any foreign (i.e., not Canadian) laws by EQ or its Subsidiaries, or any affiliated, combined or unitary group of which any such corporation is or was a member were in all respects true, complete and correct and filed on a timely basis. Except as set forth in Schedule 4.23, there are no agreements, waivers, or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any tax return, election, designation or report by, or any payment of any amount by, or any governmental charge against, EQ or any of its Subsidiaries or with respect to the issuance of any assessment or re-assessment of any Taxes. Except as set forth in Schedule 4.23, neither EQ nor any of its Canadian Subsidiaries have made or filed any election or designation under any provision of the Income Tax Act (Canada) or any relevant provincial taxing statute at any time prior to the Closing Date.

              (b) EQ and its Subsidiaries have, within the time and in the manner prescribed by law, paid all income tax, estimated tax, excise tax, sales tax, goods and services tax, corporation capital tax, gross receipts tax, franchise tax, employment and payroll-related tax, property tax, import tax and all such other applicable taxes, whether or not measured in whole or in part by net income (collectively, "Taxes") including all installments for the current taxation year, that are due and payable and have paid all assessments and re-assessments of Taxes, and all other governmental charges, penalties, interest, and fines, due and payable on or before the date hereof.

              (c) EQ and its Subsidiaries as of January 1, 1998 have established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable and there shall be no material difference between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for Canadian income tax purposes.

              (d) There are no liens for Taxes upon the assets of EQ or any of its Subsidiaries except liens for Taxes not yet due.

              (e) Except as set forth in Schedule 4.23, there are no agreements, waivers or other arrangements regarding the application of the statute of limitations with respect to any Taxes or returns that have been given by EQ or any of its Subsidiaries.

              (f) No power of attorney has been granted by EQ or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

              (g) Except as set forth in Schedule 4.23, neither EQ nor any of its Subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes,

              (h) Except as set forth in Schedule 4.23, there are no actions, audits, assessments, re-assessments, suits, proceedings, investigations or claims pending or threatened against EQ or any of its Subsidiaries or, to the knowledge of EQ or any of its Subsidiaries in respect of Taxes, governmental charges or assessments or any material matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority.

              (i) EQ and each of its Subsidiaries have withheld from each payment made to any of their respective past or present employees, officers, or directors the amount of all Taxes and other deductions required to be withheld therefrom by law and has remitted the same to the proper tax or other receiving officers within the time required under any applicable legislation.

              (j) Except as set forth in Schedule 4.23, EQ duly collected and remitted to the appropriate tax authority as and when required by law to do so all amounts on account of all Goods and Services Tax and retail sales taxes and neither EQ nor any of its Canadian Subsidiaries have claimed any input tax credit, refund or rebate under the Excise Tax Act (Canada) to which it was not entitled for any reporting period of each such entity ending on or before the Closing Date.

              (k) EQ and each of its Subsidiaries has withheld from each payment made to any non-resident of Canada the amount of all taxes and other deductions required to be withheld therefrom and has remitted the same to the proper tax or other receiving officers within the time required under any applicable legislation.

              (l) There has been no material debt of EQ or any of its Subsidiaries which has been forgiven or settled at any time prior to the Closing Date.

              (m) EQ has not deducted any material amounts in computing its income in a taxation year which will be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada).

              (n) EQ and each of its Subsidiaries have taxation years ending on December 31 of each year.

              (o) Except as set forth in Schedule 4.23, at the date hereof, Canadian federal and British Columbia notices of assessment have been issued in respect of the Canadian federal and British Columbia income tax returns for EQ and its Canadian Subsidiaries for the 1996 and previous taxation years and no notice of re-assessment has been issued in respect thereof for EQ or any of its Canadian Subsidiaries for the 1996 or previous taxation years.

              (p) Neither EQ nor any of its Subsidiaries are aware of any contingent liability for any Taxes or any grounds that could result in an assessment, reassessment, or determination of any Taxes by any taxation authority, whether federal, provincial, state, municipal, local or foreign, including the aggressive reporting of income, expenses, or claims for deductions in filing any tax return.

              (q) No payments have been made or authorized by EQ or by any of its Subsidiaries to any of its present or former officers, directors, shareholders or employees or to any person or company not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with any of its present or former officers, directors, shareholders or employees, except in the ordinary course of business and at the reasonable and regular rates payable to them of salary, pension, bonuses, fees, rents or other remuneration, consideration or compensation of any nature.

              (r) As of the date hereof, the paid-up capital of each share of capital stock or other equity interests of EQ and its Canadian Subsidiaries is as set forth on Schedule 4.23(r).

              (s) As of the date hereof, the adjusted cost base to EQ of the issued and outstanding shares in each of its Subsidiaries is as set forth on
Schedule 4.23(s).

              (t) As of December 31, 1996, the undepreciated capital cost for Canadian income tax purposes of the depreciable property of EQ and each of its Canadian Subsidiaries is as set forth on Schedule 4.23(t).

              (u) As of December 31, 1996, the non-capital losses carried forward for Canadian income tax purposes by EQ and each of its Canadian Subsidiaries is as set forth on Schedule 4.23(u).

         EQ has heretofore delivered to Parent and Merger Sub true, correct and complete copies of all federal, state, provincial, local and foreign income tax returns filed within the past two years referred to in this Section 4.23, and have made available to Parent and Merger Sub access to all other income tax returns referred to on such Schedule.

         Section 4.24 Employee Benefit Plans

              (a) EQ has previously furnished to Parent and Merger Sub a list of all of employee benefit plans (within the meaning of ERISA), funds or programs whether or not they are or are intended to be (i) covered or qualified under the Internal Revenue Code of 1986, as amended (the "Code") or ERISA or any other applicable law, (ii) written or oral, (iii) formal or informal, (iv) funded or unfunded, or (v) generally available to all employees of each of EQ and its Subsidiaries, which were or are established or maintained by such entity and all other compensation practices, policies, terms or conditions, whether written or unwritten (individually, a "Plan", and collectively, the "Plans"), other than those sponsored or mandated by the federal or a provincial government in Canada (hereinafter, collectively, "Government Sponsored or Mandated Plans"). For purposes of this Section 4.24, the term "Company" shall mean and include EQ and its Subsidiaries and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes any of EQ or its Subsidiaries; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with any Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Code) which includes any Company; and any other entity required to be aggregated with any Company pursuant to regulations under
Section 414(o) of the Code.

              (b) EQ has not contributed or been obligated to make any contributions for the six-year period ending on the Closing Date, to any multi-employer plans (within the meaning of Section 3(37) of ERISA).

              (c) EQ has previously furnished to Parent and Merger Sub (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports prepared within the past five years, and (v) true and complete copies of all filings submitted to and any correspondence received from any government agency within the past five years.

              (d) No Plan is intended to be or required to be qualified under
Section 401(a) and exempt from tax under Section 501(a) of the Code.

              (e) The Plans and provisions thereof, the trusts created thereby, and the operation of the Plans and Government Sponsored or Mandated Plans are in compliance with and conform to applicable provisions of all applicable laws, including, but not limited to, all federal, provincial and local Canadian laws, the Code, ERISA, other statutes, and governmental rules and regulations and there have been and there exist no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.

              (f) Each Company has made, or will make, all contributions to the applicable Plans and Government Sponsored or Mandated Plans for all periods up to the Closing Date as required by the terms of the Plans, the Code and ERISA and has accrued under financial statements all contributions that will have to be made with respect to the Plans and Government Sponsored or Mandated Plans as of the Closing Date. Each most recent Plan audit report and annual report, certified by the Plan's auditors, fairly presents the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500 or audited annual financial statement.

              (g) With respect to any Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"), (i) each such Welfare Plan the contributions to which are claimed as a deduction under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund within the meaning of Section 419 of the Code that comprises part of a Welfare Plan, there is no disqualified benefit within the meaning of Section 4976(b) of the Code that would subject the Company to a tax under Section 4976(a) of the Code, and (iii) any such Plan that is a group health plan within the meaning of
Section 5000(b)(l) of the Code meets all of the requirements of Section 4980B of the Code. EQ has previously furnished to Parent and Merger Sub a list of all Welfare Plan benefits being provided or that will be provided to all former employees (or other participants and beneficiaries) and the accrued liabilities of same.

              (h) The consummation of the transaction contemplated hereby will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any participant or beneficiary (as such terms are defined in Section 3 of ERISA) may be entitled thereunder.

              (i) No Plan is in the process of being (i) amended in any manner that would directly or indirectly increase the benefit accrued or which may be accrued by any participant thereunder, or (ii) amended in any manner that would materially increase the cost of maintaining such Plan.

              (j) Each Plan and Government Sponsored or Mandated Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification registration or approval.

              (k) All contributions (including premiums) required by law or contract to have been made or approved by EQ under or with respect to the Plans and Government Sponsored or Mandated Plans have been paid or accrued by EQ. Without limiting the foregoing, there are no unfunded liabilities under any Plan or Government Sponsored or Mandated Plan.

              (l) There are no pending or threatened matters, actions, audits, suits, claims, investigations, litigation or other enforcement actions against EQ with respect to any of the Plans or Government Sponsored or Mandated Plans.

              (m) There are no actions, suits or claims pending or, to the best knowledge of EQ, threatened by former or present employees of EQ (or their beneficiaries) or any union representing employees of the Company with respect to the Plans or Government Sponsored or Mandated Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

              (n) Neither EQ nor any of its Subsidiaries has any 401(k) or other type of pension plan in the United States.

              (o) No conditions or event has occurred with respect to the Plans and Government Sponsored or Mandated Plans which has or could reasonably be expected to result in a liability to EQ.

         Section 4.25 Executive Employees.

              (a) Annexed hereto as Schedule 4.25 is a correct and complete list of the names, titles and current annual salary rates of and bonuses paid or payable (including the value of any stock-based compensation) to all present non-union officers and employees, consultants and management service providers of each of EQ and its Subsidiaries whose 1998 annual salary or compensation (including bonuses paid or payable in 1997 or thereafter) is expected to exceed $50,000 USD ("Executive Employees").

              (b) Neither EQ nor any of its Subsidiaries has any employment agreement with, and does not maintain any Plan with respect to, any Executive Employees or other employees, except as disclosed on Schedule 4.25.

              (c) All information and other relevant documentation relating the financial condition of EQ and its Subsidiaries provided to Parent or Merger Sub by EQ accurately reflect all outstanding liability relating to compensation for length of service, overtime (including, without limitation, banked overtime), vacation or holiday pay, salary, bonuses, stock options or any other compensation owed or owing to any and all employees, consultants and management service providers of each of EQ and its Subsidiaries.

         Section 4.26 Employees. Annexed hereto as Schedule 4.26 is a correct and complete list of all labor and collective bargaining agreements (whether written or oral) to which each of EQ or its Subsidiaries is a party or by which any of them is bound, and all employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultancy, retirement, severance, welfare or incentive agreements, plans or contracts (other than those identified herein) to which any of them is a party. EQ has delivered copies of all such agreements, contracts and plans to Parent and Merger Sub. None of EQ nor any of its Subsidiaries is in default with regard to any of such agreements, plans or contracts. Each of EQ and its Subsidiaries is in compliance in all material respects with all applicable laws relating to the employment of labor. There are no controversies (other than routine grievances) pending or threatened, between any of EQ or its Subsidiaries, and any of its employees, consultants or labor unions or other collective bargaining units representing any of its employees. No complaints have been filed against any of EQ or its Subsidiaries with the National Labor Relations Board or any provincial labor relations board, employment standards board, human rights commission, workers compensation board or similar regulatory authority, and none of EQ nor its Subsidiaries has received any notice or communication reflecting an intention or a threat to file any such complaint.

         Section 4.27 Environmental Laws.

              (a) Each of EQ and its Subsidiaries has obtained and holds all permits, licenses and other authorizations which are required with respect to the operation of its business under Federal, state, provincial, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Hazardous Substances") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes (the "Environmental Laws"), except any permits, licenses and other authorizations the absence of which would not, individually or in the aggregate, materially adversely affect any of EQ or its Subsidiaries, and all such permits, licenses and other authorizations are in good standing and EQ and its Subsidiaries are not in default thereunder.

              (b) Each of EQ and its Subsidiaries is in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

              (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand letter pending or threatened against any of EQ or its Subsidiaries relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

              (d) No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by any of EQ or its Subsidiaries are reasonably likely to (i) interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, in any manner which could have a EQ Material Adverse Effect, (ii) give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986, or any other applicable Environmental Laws or similar state, provincial or local laws, or
(iii) form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxin or hazardous substance or waste.

              (e) EQ has made available to Parent and Merger Sub true and correct copies of all environmental audits or assessments, analyses of soil, groundwater, indoor and outdoor air, sediment, surface water and asbestos-containing materials relating in whole or in part to EQ and its Subsidiaries, any Owned Property or any Leased Real Estate undertaken by or on behalf of EQ or any of its Subsidiaries, and any written communications received by EQ relating in whole or in part to the existence of Hazardous Substances at any Owned Property or Lease Real Estate or any real property previously owned or operated by EQ or its Subsidiaries or the compliance of EQ and its Subsidiaries with respect to any Environmental Law.

         Section 4.28 Bank Accounts, Letters of Credit and Powers of Attorney. EQ has previously furnished to Parent and Merger Sub a true and correct list of
(a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of EQ and its Subsidiaries, (b) all outstanding letters of credit issued by financial institutions for the account of each of EQ and its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each person who has a power of attorney to act on behalf of each of EQ and its Subsidiaries. EQ has heretofore delivered to Parent and Merger Sub true, correct and complete copies of each such letter of credit and each such power of attorney.

         Section 4.29 Minute Books; Records. The minute books and/or other official records, as applicable, of each of EQ and its Subsidiaries as previously made available to Parent and Merger Sub for inspection, contain complete and accurate records of all meetings and accurately reflect all other action of the stockholders, boards of directors, management committees or other governing bodies, as applicable, of each of EQ and its Subsidiaries. The stock certificate books, stock transfer ledgers and/or capital account records, as applicable, of each of EQ and its Subsidiaries as previously made available to Parent and Merger Sub for inspection, are true and complete. All stock and/or other applicable transfer taxes levied or payable with respect to all transfers of shares and/or other equity interests, as applicable, of each of EQ and its Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

         Section 4.30 Full Disclosure. No representation or warranty by EQ in this Agreement, any Schedule hereto or in any list, certificate, document or written statement delivered by EQ to Parent or Merger Sub pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein, in the light of the circumstances under which it was made, not misleading. Except as described in the Schedules hereto or in any list, certificate, document or written statement delivered or to be delivered, all documents and agreements are valid and effective in accordance with their respective terms, and there is not under any of such documents or agreements, or any obligation, covenant or condition contained therein, any existing default by any of EQ or its Subsidiaries or any other party, or event which with notice, lapse of time, or both, would constitute a default which would have a EQ Material Adverse Effect. There is no fact known to EQ, which EQ has not disclosed or will not disclose to Parent and Merger Sub which adversely affects or, so far as EQ, can now reasonably foresee, which may adversely affect, the continued operation of any EQ or its Subsidiaries.

         Section 4.31 Securities Offerings. None of EQ nor its Subsidiaries has offered, or is offering, for sale any of its securities by means of offering memoranda or circulars, subscription agreements, or other documentation which contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading.

         Section 4.32 Brokers or Finders. Other than BancAmerica Robertson Stephens, no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by any of EQ or its Subsidiaries, to any financial advisory, broker's, finder's or similar fee or commission in connection with any of the transactions contemplated by this Agreement.

         Section 4.33 Licenses.

              (a) Each of EQ and its Subsidiaries holds all licenses (including, without limitation, liquor licenses), franchises, registrations, ordinances, authorizations, permits, certificates, variances, qualifications, exemptions, orders, approvals and waivers of any governmental entity (Federal, state, provincial and local) (collectively, "Licenses") which are required for the conduct of its business operations as currently conducted. All of the Licenses (including, without limitation, all liquor licenses) are in full force and effect, and no Action is pending or threatened, seeking the revocation or limitation of any of the Licenses. Schedule 4.33 lists all Licenses (including all liquor licenses) that are material to the business of each of EQ and its Subsidiaries. Except as indicated on Schedule 4.33, no License will terminate as a result of this Agreement or the transactions contemplated hereby.

              (b) Schedule 4.33 lists all entities, other than EQ and its Subsidiaries, that hold licenses to serve or sell alcoholic beverages in locations on the premises of or associated with or contiguous to the facilities operated by EQ and its Subsidiaries in connection with the business of EQ and its Subsidiaries.

         Section 4.34 Proxy Statement. The information supplied or to be supplied by EQ and any Subsidiary thereof for inclusion in the Proxy Statement (as hereinafter defined), including any amendments and supplements thereto, will not either at the date mailed to EQ's stockholders or at the time of the Stockholder Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, as to information supplied by EQ or any Subsidiary thereof, will comply in all material respects with all applicable provisions of applicable Canadian law.

                                   ARTICLE V

                                   COVENANTS

         Section 5.1 Alternative Proposals. From the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of EQ, EQ agrees that (a) neither it nor any of its Subsidiaries shall, nor shall it, nor any of its Subsidiaries permit their respective officers, directors, employees, agents, representatives or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by them) to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation any proposal or offer to its or their stockholders) which constitutes or is reasonably likely to lead to any Alternative Proposal, as hereinafter defined, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or otherwise cooperate in any way with, any corporation, partnership, person or other entity or group (each a "Third Party") relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1; and (c) it will notify Parent immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Third Party with respect to an Alternative Proposal or which could lead to an Alternative Proposal and immediately notify Parent of all material terms of any proposal which it may receive in respect of any such Alternative Proposal, including the identity of the Third Party making the Alternative Proposal or the request for information, if known, and thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with such Third Party, including immediately reporting any material changes to the terms and conditions thereof. As used herein, "Alternative Proposal" means any inquiry, proposal or offer from any Third Party relating to a direct or indirect acquisition or purchase of 15% or more of any class of equity securities or EQ or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning 15% or more of any class of equity securities of EQ or any of its Subsidiaries, any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving EQ or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or Arrangement or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby. As used herein, "Superior Proposal" means any bona fide fully-financed written offer made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the EQ Stock then outstanding or all or substantially all of the assets of EQ and otherwise on terms which the Board of Directors of EQ determines (after consultation with a nationally recognized investment bank) to be economically superior to the transaction contemplated by this Agreement.

         Section 5.2 Interim Operations of EQ. Prior to the Closing Date, unless Parent has consented in writing thereto, EQ and each of its
Subsidiaries:

              (a) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

              (b) shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

              (c) shall not amend its Certificate of Incorporation or its Bylaws, Memorandum or Articles or comparable governing instruments;

              (d) shall promptly notify Parent of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

              (e) shall not (A), issue or redeem any capital stock or otherwise change its capitalization as it existed on the date hereof other than as contemplated by Section 4.3; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any capital stock; (C) increase any compensation or enter into or amend any employment or consulting agreement with any of its present or future officers, directors or employees; (D) grant, pay or admit liability to pay any severance or termination package to any employee or consultant, except as necessary to comply with Section 5.15; (E) adopt any new employee benefit plan (including any stock option, benefit or purchase plan) or amend any existing employee benefit plan in any respect;

              (f) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

              (g) shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock.

              (h) shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others.

              (i) shall not make any loans, advances or capital contributions to, or investments in, any other person;

              (j) shall not make or commit to make any capital expenditures except as set forth in Schedule 5.2, up to a maximum after the date hereof of $25,000 USD for each of its existing sites;

              (k) shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate or enter into any transaction with any Affiliate.

              (l) shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected, except to conform to requirements set forth in this Agreement;

              (m) shall not grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind;

              (n) shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect; and

              (o) shall not take any action which would disqualify the Merger or Arrangement as a "pooling of interests" for accounting purposes.

         Section 5.3 Filings; Other Action.

              (a) Subject to the terms and conditions herein provided, EQ and Parent shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and EQ shall take all such necessary action.

              (b) (i) EQ and Parent shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the transactions contemplated in this Agreement, including, without limitation, the consents of any lenders, landlords or parties to agreements under which a breach, with notice or lapse of time or both, would result in the termination or cancellation thereof, accelerate the performance required thereby, result in the triggering of any payment or other material obligations pursuant thereto, result in the creation of any lien, security interest, charge or encumbrance upon any material properties of EQ or any of its Subsidiaries thereunder, or result in such agreements being declared void, voidable or without further binding effect.

                   (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon EQ and Parent, their Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

              (c) From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the others of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger or Arrangement and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of EQ or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger or Arrangement and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant hereto shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         Section 5.4 Inspection of Records. From the date hereof to the Closing Date, EQ shall (a) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of EQ; (b) furnish to Parent and its representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel, accountants and financial advisors of EQ to cooperate with the Parent and its representatives in its investigation of EQ business.

         Section 5.5 Further Action. Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Arrangement.

         Section 5.6 Expenses. Whether or not the Merger and Arrangement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be paid by EQ if incurred by EQ, and by Parent if incurred by Parent or Merger Sub; provided, however that (i) in the event that this Agreement is terminated pursuant to Sections 7.1(c) or 7.1(g) hereof, EQ shall promptly pay Parent or Merger Sub $2,000,000 USD as liquidated damages, and reimburse Parent or Merger Sub, as the case may be, all out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all governmental authorities, banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees and expenses of counsel, accountants, financial printers, proxy solicitors, exchange agents, experts and consultants), whether incurred prior to, on or after the date hereof, in connection with the Merger, Arrangement and the consummation of the transactions contemplated hereby; or
(ii) in the event that this Agreement is terminated pursuant to Section 7.1(e), Parent or Merger Sub shall promptly pay EQ $2,000,000 USD in liquidated damages. In either instance, the liquidated damages provided for herein shall represent the only damages that may be sought by the parties hereto, or any stockholder of EQ, under this Agreement in the event of a termination of this Agreement as aforesaid or any violation or breach of this Agreement which gave rise thereto.

         Section 5.7 Survival of Representations and Warranties of EQ. Notwithstanding any right of Parent to investigate the affairs of EQ and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent has the right to rely fully upon the representations, warranties, covenants and agreements of EQ contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby for a period of one year following the Closing Date. All representations, warranties, covenants and agreements made herein by Parent and Merger Sub shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby for a period of one year following the Closing Date.

         Section 5.8 Governmental Approvals. As promptly as practicable after the execution of this Agreement, Parent, Merger Sub and EQ shall file notification reports under the HSR Act, the Competition Act (Canada) and the Investment Canada Act (collectively the "Acts"), as applicable, and shall request early termination of any applicable waiting periods under such Acts and use their commercially reasonable efforts to obtain clearance or authorization under the Acts of the Arrangement and the other transactions contemplated by this Agreement at the earliest practical time.

         Section 5.9 Public Announcements. Each party to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release (unless required by applicable law) or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld.

         Section 5.10 Stockholders Meeting. EQ shall call a meeting of its stockholders (the "Stockholder Meeting") to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Arrangement. The Board of Directors of EQ shall recommend that the stockholders of EQ approve this Agreement and the Arrangement (the "Stockholder Approval").

         Section 5.11 Proxy Statement.

              (a) As promptly as practicable after the execution of this Agreement, EQ shall comply with applicable Canadian securities and corporate laws and prepare and file as appropriate, a proxy statement relating to the Stockholder Meeting to be held in connection with the Arrangement (together with any amendments thereof or supplements thereto, the "Proxy Statement"), EQ shall cause the Proxy Statement to comply as to form in all material respects with applicable Canadian securities and corporate laws and shall take all or any action required under any applicable federal or state securities laws of the United States or provincial or territorial securities laws of Canada. Parent shall furnish to EQ all information concerning Parent as EQ may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Interim Order shall have been obtained from the Court, EQ shall mail the Proxy Statement to its stockholders.

              (b) The information supplied by each of Parent and EQ for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is first mailed to the stockholders of EQ, (ii) the time of the Stockholders Meeting, or (iii) the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date, any event or circumstance relating to EQ, Parent or any of their respective Subsidiaries or officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         Section 5.12 Blue Sky. Parent shall use its commercially reasonable efforts to obtain prior to the Closing Date all approvals or permits required to carry out the transactions contemplated hereby under applicable U.S. and Canadian state, provincial, territorial and local securities laws and regulations ("Blue Sky Laws") in connection with the issuance of the Parent Common Stock pursuant to the Arrangement; provided, however, that with respect to such qualifications Parent shall not be required to register or qualify as a foreign corporation or take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now subject. EQ shall cooperate with Parent in the making of all required filings under applicable Canadian and Blue Sky Laws in connection with the issuance of Parent Common Stock pursuant to the Arrangement. Notwithstanding anything in this Agreement to the contrary, Parent shall be under no obligation to file a registration statement with the Securities and Exchange Commission (the "SEC") in order to register the Parent Common Stock to be issued pursuant to the Arrangement under the Securities Act. As part of its applications for the Interim Order and the Final Order, EQ will inform the Court that, if the Court approves the Arrangement, the Parent Common Stock to be issued pursuant to the Arrangement will not require registration under the Securities Act by virtue of the Court's approval.

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

         Section 5.13 Affiliates. At least ten (10) days prior to the mailing of the Proxy Statement, (a) EQ shall deliver to Parent a letter identifying all persons who may be deemed to be affiliates of EQ under Rule 145 of the Securities Act as of the record date of the Stockholders' Meeting, including, without limitation, all of its directors and executive officers (the "Rule 145 Affiliates") and (b) EQ shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form of Exhibit B hereto.

         Section 5.14 Options. The Committee (as defined in the Eagle Quest Golf Centers, Inc. 1996 Stock Option Plan and the Eagle Quest Golf Centers, Inc. 1997 Amended Stock Option Plan, collectively, the " Option Plans") shall promptly after the date hereof, determine pursuant to Section 11.4 of the Option Plans that the transactions contemplated hereby shall be deemed a Terminating Event (as defined in the Option Plans) for purposes of the Option Plans and shall within 30 days after the date hereof give the notice to optionees under the Option Plans contemplated by Section 11.3 thereof.

         Section 5.15 Termination of Written Employment Agreements. EQ shall take such actions as are necessary to terminate the written employment and consulting agreements set forth on Schedule 4.25 prior to the Closing Date.

         Section 5.16 Real Estate and other Consents. EQ shall take all actions and do all things necessary to obtain the consents described in, and satisfy the conditions of, Section 6.3(h) hereof.

         Section 5.17 Preparation of Signing Date Balance Sheet. On or before May 22, 1998, EQ shall prepare and deliver to Parent and Merger Sub a consolidated balance sheet of EQ as of the close of business on March 31, 1998 (the "Signing Date Balance Sheet"). The Signing Date Balance Sheet shall be prepared in accordance with US GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in, the preparation of the financial statements referred to in Section 4.7, and shall be reviewed by KPMG Peat Marwick ("KPMG"). KPMG shall also provide an opinion on the calculation (the "Calculation") of Signing Date Net Liabilities and Excess Liabilities (as such terms are defined below) as of the date of such Signing Date Balance Sheet and calculated as set forth below. Unless Parent elects to forego such review, Richard A. Eisner & Company LLP ("Eisner") shall have 25 days to review the Signing Date Balance Sheet and the Calculation. If Eisner disagrees with the amount of Signing Date Net Liabilities shown on the Signing Date Balance Sheet or the Calculation, then (i) it shall issue a report to such affect and, unless the parties otherwise agree, the Signing Date Net Liabilities as shown in the KPMG reviewed balance sheet and the Excess Liabilities calculated by KPMG shall be increased (the "Liability Adjustment") by 50% of the difference between such number from the KPMG reviewed balance sheet and the Signing Date Net Liabilities and Excess Liabilities shown in the Eisner report and (ii) a number of shares (the "Special Escrow Shares") of Parent Common Stock equal to the quotient of 50% of such difference and $35.00 USD shall be placed in escrow pending the post-closing dispute resolution described below. The "Signing Date Net Liabilities" shall mean the amount of Total Liabilities, plus the value assigned to warrants issued with the Subordinated Debenture (and minus the total purchase price paid in connection with the acquisition of the

Douglasdale Golf Center) as set forth on the Signing Date Balance Sheet plus any other debt discount and deferred financing costs minus the sum of (A) cash (exclusive of any cash from the issuance of shares of EQ Common Stock or the exercise of options or warrants for EQ Common Stock subsequent to February 20,
1998), (B) restricted cash deposits and (C) inventory. (EQ shall cause a physical inventory to be taken no later than April 15, 1998 and to be observed by KPMG and, at Parent's option, Eisner for purposes of the preceding sentence.) The amount, if any, by which such Signing Date Net Liabilities (as adjusted for the Liability Adjustment) is greater than $22,300,000 USD shall be, for purposes of Section 1.6(a), the Excess Liabilities (as adjusted for the Liability Adjustment). If shares of Parent Common Stock have been escrowed pursuant to this Section 5.17, then KPMG and Eisner shall have 30 days after the Closing Date to come to an agreement as to what the Signing Date Net Liabilities and Calculation should have been. If they are unable to agree within such 30-day period, the two firms shall appoint a third accounting firm of recognized national standing which shall resolve the dispute (including, if necessary, auditing the Signing Date Balance Sheet) within 60 days and whose decision shall be final and binding. Promptly after the dispute is resolved, any Special Escrow Shares to which the holders of EQ Stock would have been entitled based on such resolution shall be released from escrow to such holders and any Special Escrow Shares or other Escrow Shares to which Parent or Merger Sub would have been entitled shall be released from escrow to Parent. A number of Shares of Parent Common Stock equal to the expenses of such third accounting firm divided by $35.00 USD shall also be deducted from the Escrow Shares if the Excess Liabilities, as determined by such third party accountants, is closer to the amount of Excess Liabilities proposed by Eisner than to the amount of Excess Liabilities proposed by KPMG.

         Section 5.18 Schedules. Each of the parties hereto shall deliver all final Schedules required to be delivered by them in a form acceptable to both parties as contemplated hereby on or prior to April 15, 1998.

         Section 5.19 Restrictive Legend. Each share of Parent Common Stock issued pursuant to the Merger and Arrangement shall bear a restrictive legend limiting the transfer of such shares until the date which is 31 days after the first combined financial results of the parties hereto are publicly issued.

         Section 5.20 Exhibits Exhibits substantially in the form of the Exhibits previously delivered to the parties, with such changes as shall be mutually agreed by the parties, shall be added as the definitive Exhibits hereto on or before April 15, 1998. The parties covenant to negotiate in good faith to finalize such Exhibits.


                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to Obligation of Each Party to Effect the Merger and Arrangement. The obligation of each party hereto to effect the Merger and Arrangement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) EQ shall have received the Stockholder Approval.

              (b) All necessary regulatory and governmental approvals and consents shall have been obtained.

              (c) Any applicable waiting period under the HSR Act, the Competition Act (Canada) and the Investment Canada Act shall have expired or been terminated.

              (d) Parent shall have received all permits and other authorizations necessary to issue the Parent Common Stock pursuant to the Arrangement including, without limitation, any necessary exemption orders or waivers from applicable securities commissions in Canada.

              (e) The parties hereto shall have entered into the Escrow Agreement substantially in the form of Exhibit C hereto.

              (f) The Final Order shall have been issued by the Court.

              (g) A certified copy of each of the Final Order and the Plan of Arrangement shall have been filed with the British Columbia Registrar of Companies.

         Section 6.2 Conditions to Obligation of EQ to Effect the Merger and Arrangement. The obligation of EQ to effect the Merger and Arrangement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) Parent shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Parent on or prior to the Closing Date, and EQ shall have received a certificate of the President or Senior Vice President of Parent dated the Closing Date, certifying to such effect.

              (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing, and EQ shall have received a certificate of the President or Vice President of Parent, dated the Closing Date, certifying to such effect.

              (c) Parent shall have executed and delivered a registration rights agreement substantially in the form of Exhibit D.

         Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger and Arrangement. The obligations of Parent and Merger Sub to effect the Merger and Arrangement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) The representations and warranties of EQ contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing, and Parent and Merger Sub shall have received a certificate of the President or Senior Vice President of EQ, dated the Closing Date, certifying to such effect.

              (b) EQ shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by EQ on or prior to the Closing Date, and Parent shall have received a certificate of the President or a Vice President of EQ, dated the Closing Date, certifying to such effect.

              (c) Parent and Merger Sub shall have received an opinion letter from EQ's independent auditors concurring with EQ's management that EQ meets the conditions of paragraphs 46(a)-(c) of the Accounting Principles Board #16 (APB16) which are the conditions required for EQ to be eligible for pooling of interest accounting treatment in accordance with US GAAP.

              (d) Merger Sub shall have executed and delivered employment agreements, substantially in the form of Exhibits E, F and G attached hereto, with respect to each of Messrs. Donald L. Holmstrom, Thomas C. Stanton and Robert W. Garnett, respectively, or shall have entered into a two-year non-competition agreement substantially in the form of Exhibit H hereto with any such person who does not enter into such employment agreement.

              (e) Each of the employment and consulting agreements listed on
Schedule 4.25 shall have been terminated by EQ or its applicable Subsidiary.

              (f) All Options under the Option Plans shall have been exercised in accordance with their terms, converted into shares of Parent Common Stock pursuant to Section 1.4(c) or shall have expired or otherwise been terminated. At the Closing, the holders of the Warrants shall have exercised their Warrants or exchanged their Warrants for the number of shares of Parent Common Stock set forth on Schedule 1.4(b), provided, however, that if one or more holders of Warrants fail to so exercise or exchange their Warrants, in accordance with their terms, then Parent and Merger Sub shall have the right, but not the obligation, to close and to reduce the Merger Consideration by a number of shares of Parent Common Stock equal to the number of shares obtained by multiplying the maximum number of shares of EQ Stock which could be obtained upon exercise of such Warrants (except for those with an exercise price of more than $35.00 per share of Parent Common Stock) by the Exchange Ratio (assuming all Warrant-holders had exchanged as set forth on Schedule 1.4(a) and without giving effect to any reduction in such Exchange Ratio resulting from the adjustment thereto which would be caused by this provision) and permitting such Warrants (including any such Warrants with an exercise price of more than $35.00 per share of Parent Common Stock) to become exercisable for Parent Common Stock in accordance with their terms (the "Adjusted Warrants").

              (g) Holders of not more than 2% of outstanding EQ Stock shall have given notice of their intent to exercise rights of dissent pursuant to
Section 3.1 of the Plan of Arrangement.

              (h) (i) Parent and Merger Sub shall have received from each landlord and any over landlord of each landlord and overlandlord of the Leased Real Estate, an estoppel certificate in the form of Exhibit I hereto.

                   (ii) With respect to the Owned Property and Leased Real Estate, Parent and Merger Sub shall have received from each of EQ's or its Subsidiaries' lenders whose loan is secured by a mortgage or deed of trust encumbering any of such properties (each a "Mortgage Lender"), a statement to the effect that to its knowledge no default under its mortgage or deed of trust exists nor is such lender aware of the occurrence or non-occurrence of any event which, with notice or the passage of time, or both, would constitute such a default.

                   (iii) Parent and Merger Sub shall have received from the title company or companies it selects to report the condition of the title to the Owned Property and Leased Real Estate located in the United States commitments for title insurance with premiums at ordinary rates showing that the condition of title is such as represented by EQ under Sections 4.10(a) or 4.10(b) hereof. On Schedule 6.3(h)(iii) EQ (a) lists the Owned Property and Leased Real Property for which it or any of its Subsidiaries obtained title insurance or a commitment for title insurance, (b) identifies the particular title insurance company that issued such policy or commitment and (c) describes the policy or commitment by its date and number. Parent or Merger Sub, when selecting the title insurance company to report the condition of title to the Owned Property and Leased Real Property, shall use the title insurance company that issued each such policy or commitment to update same.

                   (iv) Any environmental site assessment commissioned by Parent or Merger Sub with respect to any of the Owned Property and Leased Real Estate shall show that the representations set forth in Section 4.27 are true in all material respects.

                   (v) With respect to the Leased Real Estate and Owned Property, Parent shall have received consents to a change of control contemplated by the consummation of the Arrangement from (i) each landlord and any overlandlord of each landlord whose consent to the Arrangement is required by any Lease, and (ii) each Mortgage Lender whose consent to the Arrangement is required by applicable loan documents or whose loan would be in default as a result of the Arrangement.

              (i) EQ shall have executed and delivered the U.S. Tax Matters Agreement substantially in the form attached as Exhibit J hereto.

              (j) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or governmental authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

              (k) Clearance from the SEC with respect to the treatment of the transactions contemplated hereby as a "pooling of interests" for accounting purposes shall have been obtained.

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

              (l) All obligations of EQ to purchase Putable Securities shall have been terminated.

              (m) EQ shall have delivered to Parent and Merger Sub audited financial statements (as may be required by Item 305 of Regulation S-K under the Act, and as requested by Eisner), consisting of an audited income statement as of December 31, 1996, of each entity which EQ has acquired, or from whom EQ has acquired an operating facility, from January 1, 1997 through the Closing Date.

                                  ARTICLE VII

                                  TERMINATION


         Section 7.1 Termination. This Agreement may be terminated and the Merger and Arrangement contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date, whether prior to or after approval by their respective stockholders or members:

              (a) By mutual written consent of Parent and EQ;

              (b) By either Parent or EQ, if a court of competent jurisdiction or a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

              (c) By Parent, if EQ fails to perform in all material respects its obligations under this Agreement (including, without limitation, its obligations under Sections 5.18 and 5.20), or there has been a material violation or breach by EQ of any representation, warranty or agreement contained herein;

              (d) By Parent, if there shall have occurred a EQ Material Adverse Effect since the date of this Agreement;

              (e) By EQ, if Parent fails to perform in all material respects its obligations under this Agreement, or there has been a material violation or breach by Parent or Merger Sub of any representation, warranty or agreement contained herein;

              (f) By Parent, in its sole and absolute discretion, during the period prior to the date which is the later of April 30, 1998 and ten (10) days after delivery by KPMG of the 1997 audited consolidated financial statements of EQ and its Subsidiaries, (the "Due Diligence Period"), provided, however, that the Due Diligence Period, and the right to terminate during it, shall be extended if EQ has not provided Parent with all agreements and other documents referred to in this Agreement and the Schedules hereto and such other information as has been reasonably requested by Parent by the number of days it takes to so furnish such information and documents, plus two days after it has been furnished;

              (g) By EQ, if, prior to the Closing Date, any Third Party has made a bona fide fully financed written offer relating to an Alternative Proposal, or has commenced a tender or exchange offer for EQ Stock, and EQ's Board of Directors determines in good faith (i) after consultation with its financial advisors, that such transaction constitutes a Superior Proposal and
(ii) after having received the written opinion of outside legal counsel to EQ, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of EQ under applicable law;

         Section 7.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger and Arrangement as provided in
Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent or EQ, except as set forth in this
Section 7.2 and Section 5.6 hereof, and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE VIII

                                INDEMNIFICATION


         Section 8.1 Indemnity. (a) Parent and Merger Sub and their assignees (the "Indemnified Parties") shall be defended and held harmless from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of the breach of any representation, warranty, covenant or agreement of EQ contained in this Agreement or in any document or other writing delivered pursuant to this Agreement (determined for this purpose as if all references to knowledge and materiality contained in Article IV are deleted).

              (b) Notwithstanding anything to the contrary herein, the Indemnified Parties shall not be entitled to indemnification under Section 8.1(a) with respect to the first $50,000 of Losses (the "Threshold Amount").

         Section 8.2 Escrow Shares. The indemnification arising under Section
8.1 shall be satisfied solely from the Escrow Shares in accordance with the terms of the Escrow Agreement.

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

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent or Merger Sub:                 If to EQ:

Family Golf Centers, Inc.                   Eagle Quest Golf Centers, Inc.
225 Broadhollow Road                        535 Thurlow Street, Suite 601
Melville, New York 11747                    Vancouver, BC V6E3L2, CANADA
Fax:  (516) 694-0918                        Fax: (604) 608-0773
Attn:  Dominic Chang, President             Attn: R.W. Garnett, President

With copies to:                             With copies to:

Squadron, Ellenoff, Plesent &               Jones, Day, Reavis, & Pogue
 Sheinfeld, LLP                             555 West Fifth Street, Suite 4600
551 Fifth Avenue                            Los Angeles, Ca 90013
New York, New York 10176                    Fax: (213) 243-2539
Fax:  (212) 697-6686                        Attn: Gerry D. Osterland
Attn:  Kenneth R. Koch

McCarthy Tetrault                           Swinton & Company
Barristers and Solicitors                   840 Howe Street, Suite 1000
P.O. Box 10424, Pacific Centre              Vancouver, BC V6Z 2M1
1300-77 Dunsmuir Street                     Attn: Kenneth N. Burnett
Vancouver, BC V7Y 1K2
Attn: Richard Balfour                       Catalyst, Corporate Finance Lawyers
                                            1100-1055 West Hastings Street
                                            Vancouver, BC V6E 2E9
                                            Attn: James L. Heppell


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 9.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         Section 9.3 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 9.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

         Section 9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 9.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         Section 9.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 9.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 9.10 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 9.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 9.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            FAMILY GOLF CENTERS, INC.


                                            By: /s/ Krishnan P. Thampi
                                               --------------------------------
                                            Name:  Krishnan P. Thampi
                                            Title: Chief Financial Officer,
                                                   Chief Opertaing Officer,
                                                   Executive Vice President,
                                                   Assistant Secretary and
                                                   Treasurer


                                            FAMILY GOLF ACQUISITION, INC.


                                            By: /s/ Krishnan P. Thampi
                                               --------------------------------
                                            Name:  Krishnan P. Thampi
                                            Title:


                                            EAGLE QUEST GOLF CENTERS, INC.


                                            By:/s/ Robert W. Garnett
                                               --------------------------------
                                            Name:  Robert W. Garnett
                                            Title: President